Exhibit 99.2

CONTACTS:	NEWS RELEASE

Media Relations:	Investor Relations:
Brett Kerr	Bryan Kimzey
713-830-8809	713-830-8775
brett.kerr@calpine.com	bryan.kimzey@calpine.com

Calpine Corporation Announces Cash Tender Offers and Consent Solicitations for Its 7.875% Senior Secured Notes due 2020 and 7.50% Senior Secured Notes due 2021

(HOUSTON, Texas) – July 8, 2014 – Calpine Corporation (NYSE: CPN) announced today that it has commenced cash tender offers to purchase any and all of its outstanding 7.875% Senior Secured Notes due 2020 (CUSIP Nos.: U13055 AK1 and 131347 BS4) and 7.50% Senior Secured Notes due 2021 (CUSIP Nos.: U13055 AM7 and 131347 BW5) (collectively, the “Notes”) and solicitation of consents (the “Consents”) from holders of each series of Notes to effect certain proposed amendments to the relevant indenture governing such series of Notes (each, an “Indenture”). These amendments would (i) eliminate substantially all of the restrictive covenants, certain events of default and related provisions contained in the applicable Indenture, (ii) release the liens on the collateral securing the applicable Notes and (iii) amend the satisfaction and discharge provisions of such Indenture (the “Offers and Consent Solicitations”).

The terms and conditions of the Offers and Consent Solicitations are described in an Offer to Purchase and Consent Solicitation Statement, dated July 8, 2014 (the “Offer to Purchase”), and a related Consent and Letter of Transmittal (the “Letter of Transmittal”).

The Total Consideration for the 2020 Notes has been calculated using a weighted average that assumes that (i) $770.0 million of the 2020 Notes would be repurchased at a price equal to the sum of the present values on the applicable Early Settlement Date (as such term is defined in the Offer to Purchase) of (a) $1,039.37 (the amount payable with respect to each $1,000 principal amount of 2020 Notes (the “2020 Redemption Price”) on July 31, 2015, the first redemption date under the “call schedule” of the applicable Indenture) (the “2020 Redemption Date”) and (b) the interest that would accrue with respect to each $1,000 principal amount of 2020 Notes from the most recent interest payment date for the 2020 Notes to, but not including, the 2020 Redemption Date, minus the accrued interest with respect to each $1,000 principal amount of 2020 Notes from the most recent interest payment date for the 2020 Notes to, but not including, the applicable Early Settlement Date; and (ii) $110.0 million of the 2020 Notes (10% of the original aggregate principal amount) would be repurchased at a price equal to the sum of the present values on the applicable Early Settlement Date of (a) $1,030.00 (the amount payable with respect to each $1,000 principal amount of 2020 Notes (the “2020 Special Redemption Price”) on December 3, 2014) (the “2020 Special Redemption Date”) and (b) the interest that would accrue with respect to each $1,000 principal amount of 2020 Notes from the most recent interest payment date for the 2020 Notes pursuant to the “10%” redemption provision of the applicable Indenture to, but not

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Calpine Corporation Announces Cash Tender Offers and Consent Solicitations for
Its 7.875% Senior Secured Notes due 2020 and 7.50% Senior Secured Notes due 2021

July 8, 2014

including, the 2020 Special Redemption Date, minus the accrued interest with respect to each $1,000 principal amount of 2020 Notes from the most recent interest payment date for the 2020 Notes to, but not including, the applicable Early Settlement Date. The present values for the 2020 Notes were determined based on a yield to the 2020 Special Redemption Date or the 2020 Redemption Date, as applicable, equal to the reference U.S. Treasury rate to such redemption date plus 50 basis points. The Total Consideration for the 2021 Notes has been calculated using a weighted average that assumes that (i) $1,400.0 million of the 2021 Notes would be repurchased at a price equal to the sum of the present values on the applicable Early Settlement Date of (a) $1,037.50 (the amount payable with respect to each $1,000 principal amount of 2021 Notes (the “2021 Redemption Price”) on November 1, 2015, the first redemption date under the “call schedule” of the applicable Indenture) (the “2021 Redemption Date”) and (b) the interest that would accrue with respect to each $1,000 principal amount of 2021 Notes from the most recent interest payment date for the 2021 Notes to, but not including, the 2021 Redemption Date, minus the accrued interest with respect to each $1,000 principal amount of 2021 Notes from the most recent interest payment date for the 2021 Notes to, but not including, the applicable Early Settlement Date; and (ii) $200.0 million of the 2021 Notes (10% of the original aggregate principal amount) would be repurchased at a price equal to the sum of the present values on the applicable Early Settlement Date of (a) $1,030.00 (the amount payable with respect to each $1,000 principal amount of 2021 Notes (the “2021 Special Redemption Price”) on December 3, 2014) (the “2021 Special Redemption Date”) and (b) the interest that would accrue with respect to each $1,000 principal amount of 2021 Notes from the most recent interest payment date for the 2021 Notes pursuant to the “10%” redemption provision of the applicable Indenture to, but not including, the 2021 Special Redemption Date, minus the accrued interest with respect to each $1,000 principal amount of 2021 Notes from the most recent interest payment date for the 2021 Notes to, but not including, the applicable Early Settlement Date. The present values for the 2021 Notes were determined based on a yield to the 2021 Special Redemption Date or the 2021 Redemption Date, as applicable, equal to the reference U.S. Treasury rate to such redemption date plus 50 basis points.

The following table summarizes the pricing terms of the Offers and Consent Solicitations:

			Dollars per $1,000 Principal Amount of Notes
Title of Security	CUSIP Numbers	Aggregate Principal Amount Outstanding	Tender Offer Consideration	Consent Payment	Total Consideration
7.875% Senior Secured Notes due 2020	U13055 AK1 and 131347 BS4	$880,000,000	$1,075.71	$30.00	$1,105.71

7.50% Senior Secured Notes due 2021	U13055 AM7 and 131347 BW5	$1,600,000,000	$1,084.29	$30.00	$1,114.29

The Offers and Consent Solicitations will each expire at 12:00 midnight, New York City Time, on August 4, 2014, unless extended or earlier terminated (the “Expiration Date”). The consideration for each $1,000 principal amount of Notes validly tendered and not withdrawn at or prior to 5:00 p.m. New

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Calpine Corporation Announces Cash Tender Offers and Consent Solicitations for
Its 7.875% Senior Secured Notes due 2020 and 7.50% Senior Secured Notes due 2021

July 8, 2014

York City Time on July 21, 2014, unless extended (the “Consent Date”), and accepted for purchase pursuant to the Offers and Consent Solicitations will be the applicable Total Consideration set forth in the table above. The consideration for each $1,000 principal amount of Notes validly tendered after the applicable ConsentDate and at or prior to the applicable Expiration Date and accepted for purchase pursuant to the Offers and Consent Solicitations will be the applicable Tender Offer Consideration set forth in the table above, which consists of the applicable Total Consideration less the related Consent Payment set forth in the table above. Holders of Notes tendering Notes after the applicable Consent Date will not be eligible to receive the related Consent Payment.

Holders of Notes validly tendered and accepted for purchase pursuant to the Offers and Consent Solicitations will receive the applicable consideration described above, plus accrued and unpaid interest from the last interest payment date applicable to such Notes to, but not including, the applicable Settlement Date (as such term is defined in the Offer to Purchase).

Tendered Notes and deliveries of Consents may be withdrawn or revoked at any time prior to the applicable Supplemental Indenture (as such term is defined in the Offer to Purchase) becoming effective (with respect to each series of Notes, the “Withdrawal Date”), which may occur before the applicable Consent Date. Holders of Notes who tender their Notes and deliver Consents after the applicable Withdrawal Date, but at or prior to the applicable Expiration Date, may not withdraw their tendered applicable Notes and delivered related Consents. Holders of Notes who validly tender their Notes will be deemed to have validly delivered the related Consents. Holders of Notes may not tender Notes without delivering the related Consents. The consummation of the Offers and Consent Solicitations is not conditioned upon any minimum amount of Notes being tendered, but is subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase, including, among others, Calpine Corporation receiving net proceeds from financing transactions on terms and conditions acceptable to it, in its sole discretion. Calpine intends to launch offerings of senior unsecured notes due 2023 and 2025, a portion of the net proceeds of which, together with cash on hand (if necessary), will be used to fund the aggregate consideration and accrued interest for all Notes tendered pursuant to the Offers and accepted for purchase by Calpine Corporation, and to pay all fees and expenses incurred in connection with the Offers and Consent Solicitations. On the applicable Early Settlement Date, if any, Calpine Corporation will pay the consideration due with respect to related Notes accepted for payment on such date and will mail (1) a 30-day notice of redemption to the Holders of such Notes that remain outstanding, minus 10% of the original aggregate principal amount of such Notes (which equals $110,000,000 of 2020 Notes and $200,000,000 of 2021 Notes), at a “make-whole” redemption price and (2) a notice of redemption to redeem 10% of the original aggregate principal amount of such Notes (which equals $110,000,000 of 2020 Notes and $200,000,000 of 2021 Notes) at a redemption price of 103% thereof on December 3, 2014. Calpine Corporation will use any funds remaining from the sources described above after the applicable Early Settlement Date (i) to pay on the applicable Final Settlement Date (as such term is defined in the Offer to Purchase) the consideration due with respect to Notes tendered after the applicable Consent Date and at or prior to the applicable Expiration Date and accepted for payment and (ii) to pay the consideration due with respect to Notes redeemed pursuant to the redemptions described above.

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Calpine Corporation Announces Cash Tender Offers and Consent Solicitations for
Its 7.875% Senior Secured Notes due 2020 and 7.50% Senior Secured Notes due 2021

July 8, 2014

Morgan Stanley & Co. LLC has been retained as the dealer manager and solicitation agent. D.F. King & Co., Inc. has been retained to serve as both the tender agent and the information agent. Persons with questions regarding the Offers and Consent Solicitations should contact Morgan Stanley & Co. LLC at (toll-free) (212) 761-1057 or (collect) (800) 624-1808. Requests for copies of the Offer to Purchase, the Letter of Transmittal and other related materials should be directed to D.F. King & Co., Inc. at (toll-free) (800) 628-8536 or (collect) (212) 269-5550.

None of Calpine Corporation or its affiliates, its board of directors, the dealer manager and solicitation agent, the tender agent and the information agent or the trustee for the Notes, makes any recommendation as to whether holders of the Notes should tender or refrain from tendering the Notes.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities, nor shall there be any sale of the Notes or any other securities in any state in which such offer, solicitation or sale would be unlawful. The Offers and Consent Solicitations are made only through the use of the Offer to Purchase and the accompanying Letter of Transmittal. The Offers and Consent Solicitations are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Offers and Consent Solicitations are required to be made by a licensed broker or dealer, the Offers and Consent Solicitations will be deemed to be made on behalf of Calpine Corporation by the dealer manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Calpine
Calpine Corporation is America’s largest generator of electricity from natural gas and geothermal resources. Our fleet of 87 power plants in operation or under construction represents approximately 26,000 megawatts of generation capacity. Serving customers in 17 states and Canada, we specialize in developing, constructing, owning and operating natural gas-fired and renewable geothermal power plants that use advanced technologies to generate power in a low-carbon and environmentally responsible manner. Our clean, efficient, modern and flexible fleet is uniquely positioned to benefit from the secular trends affecting our industry, including the abundant and affordable supply of clean natural gas, stricter environmental regulation, aging power generation infrastructure and the increasing need for dispatchable power plants to successfully integrate intermittent renewables into the grid. We focus on competitive wholesale power markets and advocate for market-driven solutions that result in nondiscriminatory forward price signals for investors.

Forward-Looking Information
In addition to historical information, this release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will,” “should,” “estimate,” “potential,” “project” and similar expressions identify forward-looking statements. Such statements include, among others, those concerning expected financial performance and strategic and operational plans, as well as assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of

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Calpine Corporation Announces Cash Tender Offers and Consent Solicitations for
Its 7.875% Senior Secured Notes due 2020 and 7.50% Senior Secured Notes due 2021

July 8, 2014

risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Please see the risks identified in this release or in Calpine’s reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2013. These filings are available by visiting the Securities and Exchange Commission’s website at www.sec.gov or Calpine’s website at www.calpine.com. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Many of these factors are beyond our ability to control or predict. Our forward-looking statements speak only as of the date of this release. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and, other than as required by law, Calpine undertakes no obligation to update any such statements, whether as a result of new information, future events, or otherwise.